Exhibit 99.01

ACM Research Reports Second Quarter 2021 Results

FREMONT, California, August 5, 2021 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ:ACMR), a leading supplier of wafer cleaning technologies for advanced semiconductor devices, today reported financial results for its second fiscal quarter ended June 30, 2021.

ACM’s President and Chief Executive Officer Dr. David Wang commented, “We delivered an outstanding second quarter, with record revenue and shipments driven by broad demand for our flagship cleaning products and newer product offerings. We experienced good contributions from a number of new China-based semiconductor customers in the first half of 2021, which we expect to grow in the second half of the year and beyond. Our Chuansha capacity expansion plan remains on schedule, with the second building expected to ramp production in the second half of this year. We have raised our full-year 2021 revenue guidance, which, at the mid-point, now represents 48% growth over last year.”

Dr. Wang continued, “Looking ahead, we believe we are well positioned for solid growth, with our two major new product initiatives expected to expand our total addressable market. On June 10, 2021, the Shanghai Stock Exchange Commission submitted ACM Shanghai’s application for registration of its STAR Market IPO to the China Securities Regulatory Commission, a significant milestone in the process. We are confident that the STAR Market listing, combined with the continued listing of ACM’s Class A common stock on the Nasdaq Global Market, will help accelerate our pace to become a global player in the semiconductor equipment industry.”

	Three Months Ended June 30,
	GAAP		Non-GAAP(1)
	2021	2020	2021	2020
	(dollars in thousands, except per share data)
Revenue	$53,864	$39,049	$53,864	$39,049
Gross margin	40.2%	49.6%	40.5%	49.7%
Income from operations	$4,331	$7,336	$5,666	$8,191
Net income (loss) attributable to ACM Research, Inc.	$6,567	$(81)	$4,119	$6,205
Basic EPS	$0.34	$(0.00)	$0.22	$0.34
Diluted EPS	$0.30	$(0.00)	$0.19	$0.29

	Six Months Ended June 30,
	GAAP		Non-GAAP(1)
	2021	2020	2021	2020
	(dollars in thousands, except per share data)
Revenue	$97,596	$63,397	$97,596	$63,397
Gross margin	40.7%	46.7%	40.9%	46.8%
Income from operations	$7,781	$8,554	$10,326	$10,098
Net income attributable to ACM Research, Inc.	$12,037	$1,624	$11,846	$8,599
Basic EPS	$0.63	$0.09	$0.62	$0.48
Diluted EPS	$0.56	$0.08	$0.55	$0.41

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.”  Non-GAAP financial measures exclude stock-based compensation with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted EPS, and also exclude non-cash changes in fair value of financial assets and liabilities and unrealized gain on trading securities.

Outlook

For fiscal year 2021, the Company now expects revenue to be in the range of $225 million to $240 million, versus the previous guidance range of $205 million to $230 million. This expectation assumes, among other factors, continued improvement with respect to the global COVID-19 pandemic and stability in US-China trade policy. The range of ACM’s 2021 outlook reflects, among other things, variances in spending scenarios for the production ramps of key customers, the trajectory of the DRAM recovery, and the timing of acceptances for first tools under evaluation in the field.

Q2 Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the second quarter of 2021 were $82 million, versus $45 million in the second quarter of 2020 and $74 million in the first quarter of 2021. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
ECP Ramp.  ACM continued to gain solid traction with its ECP product line in the marketplace.  ACM’s ECP ramp is progressing, with three ECP ap first tools delivered during the second quarter of 2021 and multiple ECP map and ECP ap tools scheduled for delivery in the second half of 2021.

•
Production Capacity. ACM Shanghai increased the total available floor space at its newly-leased second Chuansha factory building to 200,000 square feet, and expects to begin its initial production ramp at that facility in the third quarter of 2021.

•
Bevel Etch Product.  The new Bevel Etch product further expands ACM’s comprehensive offering of wet tools. The new product uses a wet etch method to remove various types of dielectric, metal and organic material films, as well as particle contaminants on the wafer edge. We expect to deliver a first-tool Bevel Etch product to a China-based logic customer in the third quarter of 2021.

•
ACM Shanghai IPO. On June 10, 2021, the Shanghai Stock Exchange Commission submitted ACM Shanghai’s application for registration for its STAR Market IPO to the China Securities Regulatory Commission. The timing and successful completion of the STAR Market IPO and listing are subject to the acceptance of the registration application by the China Securities Regulatory Commission, and remains uncertain as it depends upon numerous factors beyond ACM Shanghai’s control.

Financial Summary

Unless otherwise noted, the following figures refer to the second quarter of 2021 and comparisons are with the second quarter of 2020.

•
Revenue was $53.9 million, up 37.9%, reflecting an increase in revenue from wet cleaning and other front-end processing tools, and advanced packaging, other advanced processing tools, services and spares.

•
Gross margin was 40.2%, down from 49.6%. Non-GAAP gross margin, which excludes stock-based compensation, was 40.5%, down from 49.7%.  Gross margin was within the range of 40.0% to 45.0% set forth in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses were $17.3 million, an increase of 44.3%. Non-GAAP operating expenses, which exclude stock-based compensation, were $16.1 million, up 43.9%. Non-GAAP operating expenses as a percent of revenue increased to 29.9% from 28.7%. Higher research and development spending on new products, expenses related to sales activities, and legal expenses for preparation of ACM Shanghai’s STAR Market IPO and ACM’s civil suit defense contributed to the increase from the prior-year period.

•	Operating income of $4.3 million reflected a decrease of 41.0%. Non-GAAP operating income, which excludes stock-based compensation, was $5.7 million, down 30.8%.

•
Unrealized gain on trading securities was $3.8 million in the second quarter of 2021. The gain reflects the change in market value of ACM Shanghai’s indirect investment in STAR Market IPO shares of Semiconductor Manufacturing International Corporation (SMIC), which began trading in mid-July 2020. The value was marked-to-market at quarter-end and is excluded from non-GAAP results.

•
Net income attributable to ACM Research, Inc. was $6.6 million, compared to a net loss of $0.1 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes stock-based compensation, unrealized gain on trading securities, and change in fair value of financial liability, was $4.1 million as compared to $6.2 million.  Tax-related items (compared to a normalized tax rate) and the effects of foreign-exchange fluctuations on operating results provided a net headwind of $0.3 million, compared to $0.9 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.30, compared to $0.00. Non-GAAP net income per diluted share, which excludes stock-based compensation, unrealized gain on trading securities, and change in fair value of financial liability, was $0.19, compared to $0.29. Tax-related items and the effects of foreign-exchange fluctuations on operating results resulted in a net headwind of $0.01 per share, compared to a net headwind of $0.04 per share.

•
Cash and equivalents at quarter-end were $70.2 million, versus $78.8 million at the end of the first quarter of 2021 and $71.8 million at the end of 2020. The quarter-over-quarter decrease was primarily due to cash flow used by operating activities.

Conference Call Details

A conference call to discuss results will be held on Friday, August 6, 2021, at 8:00 a.m. U.S. Eastern Time (8:00 p.m. China Time). Dial-in details for the call are as follows. Please reference conference ID 6491014.

	Phone Number	Toll-Free Number
United States	+1 (661) 567-1217	+1 (833) 562-0137
Hong Kong	+852 5819 4851	+852 8009 66253
Mainland China	+86 8008700169
+86 4006828609

A recording of the webcast will be available on the investor page of the ACM website at www.acmrcsh.com for one week following the call.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income (loss) attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted EPS exclude non-cash change in fair value of financial assets and liabilities and unrealized gain on trading securities, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of Non-GAAP to GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in the second and third paragraphs of this press release, under the heading “Outlook” above, and in the second, third and fourth bullets under “Q2 Operating Highlights and Recent Developments” above are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the intent, belief and current expectations with respect to: the demand for ACM’s tools, including specifically in fiscal year 2021; the expansion in 2021 of ACM’s product offering, production capacity and base of major customers; the timing and ability of ACM to secure orders from new customers; and ACM’s plans for completion of the STAR Market initial public offering of shares of ACM Shanghai, which are expectations only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally; anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACM may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACM’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACM’s demands on a timely basis; ACM’s technologies and tools may not gain market acceptance; ACM may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for the Company's products and in disruption of capital and credit markets; trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. The completion and timing of ACM Shanghai’s obtaining of remaining regulatory approval for its STAR Market IPO and listing of its shares are subject to numerous risks, such as the receipt of all necessary Chinese governmental approvals, that are outside ACM’s control. ACM cannot guarantee any future results, levels of activity, performance or achievements.  ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations regarding these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures, and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. The ACM Research logo is a trademark of ACM Research, Inc. For convenience, this trademark appears in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$70,209	$71,766
Trading securities	31,257	28,239
Accounts receivable, less allowance for doubtful accounts of $0 as of June 30, 2021 and December 31, 2020	71,357	56,441
Other receivables	10,733	9,679
Inventories	136,852	88,639
Prepaid expenses	8,953	5,892
Total current assets	329,361	260,656
Property, plant and equipment, net	8,985	8,192
Land use right, net	9,642	9,646
Operating lease right-of-use assets, net	5,209	4,297
Intangible assets, net	630	554
Deferred tax assets	14,691	11,076
Long-term investments	7,006	6,340
Other long-term assets	43,434	40,496
Total assets	418,958	341,257
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	22,162	26,147
Current portion of long-term borrowings	1,799	1,591
Accounts payable	67,031	35,603
Advances from customers	43,845	17,888
Deferred revenue	2,348	1,343
Income taxes payable	482	31
FIN-48 payable	83	83
Other payables and accrued expenses	21,871	18,805
Current portion of operating lease liability	2,437	1,417
Total current liabilities	162,058	102,908
Long-term borrowings	18,717	17,979
Long-term operating lease liability	2,772	2,880
Deferred tax liability	1,298	1,286
Other long-term liabilities	4,557	8,034
Total liabilities	189,402	133,087
Commitments and contingencies
Stockholders’ equity:
Common stock – Class A, par value $0.0001: 50,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 17,668,409 shares issued and outstanding as of June 30, 2021 and 16,896,693 shares issued and outstanding as of December 31, 2020	2	2
Common stock–Class B, par value $0.0001: 2,409,738 shares authorized as of June 30, 2021 and December 31, 2020; 1,707,605 shares issued and outstanding as of June 30, 2021 and 1,802,606 shares issued and outstanding as of December 31, 2020	-	-
Additional paid in capital	108,566	102,004
Accumulated surplus	46,324	34,287
Accumulated other comprehensive income	5,931	4,857
Total ACM Research, Inc. stockholders’ equity	160,823	141,150
Non-controlling interests	68,733	67,020
Total stockholders’ equity	229,556	208,170
Total liabilities and stockholders’ equity	$418,958	$341,257

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
	( In thousands, except share and per share data)		( In thousands, except share and per share data)
Revenue	$53,864	$39,049	$97,596	$63,397
Cost of revenue	32,184	19,693	57,871	33,813
Gross profit	21,680	19,356	39,725	29,584
Operating expenses:
Sales and marketing	5,789	4,595	11,097	7,600
Research and development	7,933	5,221	13,437	8,898
General and administrative	3,627	2,204	7,410	4,532
Total operating expenses, net	17,349	12,020	31,944	21,030
Income from operations	4,331	7,336	7,781	8,554
Interest income	31	320	80	655
Interest expense	(194)	(228)	(383)	(339)
Change in fair value of financial liability	-	(5,431)	-	(5,431)
Unrealized gain on trading securities	3,783	-	2,736	-
Other income, net	(897)	149	(428)	826
Equity income in net income of affiliates	295	209	615	357
Income before income taxes	7,349	2,355	10,401	4,622
Income tax benefit (expense)	(15)	(1,859)	2,755	(2,163)
Net income	7,334	496	13,156	2,459
Less: Net income attributable to non-controlling interests and redeemable non-controlling interests	767	577	1,119	835
Net income attributable to ACM Research, Inc.	$6,567	$(81)	$12,037	$1,624
Comprehensive income:
Net income	7,334	496	13,156	2,459
Foreign currency translation adjustment	3,000	242	1,668	(1,658)
Comprehensive Income	10,334	738	14,824	801
Less: Comprehensive income attributable to non-controlling interests and redeemable non-controlling interests	1,797	1,610	1,714	916
Comprehensive income attributable to ACM Research, Inc.	$8,537	$(872)	$13,110	$(115)

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.34	$(0.00)	$0.63	$0.09
Diluted	$0.30	$(0.00)	$0.56	$0.08

Weighted average common shares outstanding used in computing per share amounts:
Basic	19,123,659	18,050,841	18,956,195	18,085,602
Diluted	21,807,744	21,516,175	21,679,528	21,197,203

ACM RESEARCH, INC.
Total Revenue by Product Category, by Equipment Type and by Region

	Three Months Ended June 30,		Six Months Ended June 30,
Total Revenue By Product Category	2021	2020	2021	2020
Single Wafer Cleaning Tools (SAPS, TEBO, Tahoe) and Semi-Critical Cleaning Equipment	$45,461	$33,340	$77,874	$56,124
ECP (front-end and packaging), Furnace and Other Technologies	-	4,490	5,550	4,490
Advanced Packaging (excluding ECP), and Services & Spare Parts	8,403	1,219	14,172	2,783
	$53,864	$39,049	$97,596	$63,397

	Three Months Ended June 30,		Six Months Ended June 30,
Total Revenue By Equipment Type (Front-end / Back-end)	2021	2020	2021	2020
Wet cleaning and other front-end processing tools	$45,974	$37,830	$77,874	$60,614
Advanced packaging, other processing tools, services & spares	7,890	1,219	19,722	2,783
	$53,864	$39,049	$97,596	$63,397

	Three Months Ended June 30,		Six Months Ended June 30,
Total Revenue By Region	2021	2020	2021	2020
Mainland China	$53,736	$39,004	$97,432	$63,293
Other Regions	128	45	164	104
	$53,864	$39,049	$97,596	$63,397

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income (loss) attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share exclude non-cash change in fair value of financial liabilities and unrealized gain on trading securities. The following table reconciles gross margin, operating expenses, operating income, net income (loss) attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended June 30,
	2021				2020
	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)
	($ in thousands)
Revenue	$53,864	$-	$-	$53,864	$39,049	$-	$-	$39,049
Cost of revenue	(32,184)	(110)	-	(32,074)	(19,693)	(43)	-	(19,650)
Gross profit	21,680	(110)	-	21,790	19,356	(43)	-	19,399
Gross margin %	40.2%	0.2%		40.5%	49.6%	0.1%		49.7%
Operating expenses:
Sales and marketing	(5,789)	(478)	-	(5,311)	(4,595)	(164)	-	(4,431)
Research and development	(7,933)	(279)	-	(7,654)	(5,221)	(188)	-	(5,033)
General and administrative	(3,627)	(468)	-	(3,159)	(2,204)	(460)	-	(1,744)
Income from operations	$4,331	$(1,335)	$-	$5,666	$7,336	$(855)	$-	$8,191
Operating margin %	8.0%	2.5%	-	10.5%	18.8%	2.2%	-	21.0%
Change in fair value of financial liability	-	-	-	-	(5,431)	-	(5,431)	-
Unrealized gain on trading securities	3,783	-	3,783	-	-	-	-	-
Net income (loss) attributable to ACM Research, Inc.	$6,567	$(1,335)	$3,783	$4,119	$(81)	$(855)	$(5,431)	$6,205
Basic EPS	$0.34			$0.22	$(0.00)			$0.34
Diluted EPS	$0.30			$0.19	$(0.00)			$0.29

	Six Months Ended June 30,
	2021				2020
	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)
	($ in thousands)
Revenue	$97,596	$-	$-	$97,596	$63,397	$-	$-	$63,397
Cost of revenue	(57,871)	(181)	-	(57,690)	(33,813)	(88)	-	(33,725)
Gross profit	39,725	(181)	-	39,906	29,584	(88)	-	29,672
Gross margin %	40.7%	0.2%		40.9%	46.7%	0.1%		46.8%
Operating expenses:
Sales and marketing	(11,097)	(983)	-	(10,114)	(7,600)	(258)	-	(7,342)
Research and development	(13,437)	(508)	-	(12,929)	(8,898)	(375)	-	(8,523)
General and administrative	(7,410)	(873)	-	(6,537)	(4,532)	(823)	-	(3,709)
Income from operations	$7,781	$(2,545)	$-	$10,326	$8,554	$(1,544)	$-	$10,098
Operating margin %	8.0%	2.6%	-	10.6%	13.5%	2.4%	-	15.9%
Change in fair value of financial liability	-	-	-	-	(5,431)	-	(5,431)	-
Unrealized gain on trading securities	2,736	-	2,736	-	-	-	-	-
Net income attributable to ACM Research, Inc.	$12,037	$(2,545)	$2,736	$11,846	$1,624	$(1,544)	$(5,431)	$8,599
Basic EPS	$0.63			$0.62	$0.09			$0.48
Diluted EPS	$0.56			$0.55	$0.08			$0.41